Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 31st day of March, 2019, by and between Summit Networks, Inc. (the “Pubco”), who is the record or beneficial owner of 100 ordinary shares of Real Capital Limited (the “Subco”), which constitutes all of the issued and outstanding shares of Subco (the “Subco Shares”), and Hang Dennis Cheung (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, Pubco desires to sell all of Subco shares held by Pubco for a nominal consideration of One US Dollar (US$1.00) (“Purchase Price”), and the Purchaser desires to purchase Subco based upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.

Share Purchase. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, Pubco shall transfer, convey, and deliver all of the Subco Shares to the Purchaser, and in exchange the Purchaser shall pay to Pubco the full amount of the Purchase Price.

2.

Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on or before April 30, 2019, unless extended by mutual consent of the parties hereto. At the Closing, Pubco shall deliver to the Purchaser one or more stock certificates representing the Subco Shares, which constitutes all of the issued and outstanding shares of Subco, to be transferred hereunder.

3.

Representation and Warranties of Pubco. Pubco represents and warrants that:

(a)

Authority. Pubco has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by Pubco and constitutes a valid and binding obligation of Pubco and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Pubco does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which Pubco is a party or by which Pubco may be bound or affected.

(b)

Title. Pubco has good and marketable title to all of the Subco Shares free and clear of all liens and encumbrances.

(c)

Duly Endorsed. Pubco hereby represents and warrants to the Buyer that the certificates representing the Subco Shares will be duly endorsed upon their transfer to the Purchaser.

4.

Representation and Warranties of the Purchaser. The Purchaser represent and warrant that:

(a)

Authority.  The Purchaser have all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by the Purchaser does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which Purchaser are a party or by which Buyer may be bound or affected.

5.

Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party.  This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

6.

Fees and Costs. Pubco and the Purchaser shall each bear their own fees and costs incurred in connection with this Agreement.

7.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

8.

Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada.

9.

Survival of Representations and Warranties. All representations and warranties made by Pubco and the Purchaser shall survive the Closing.

10.

Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in Nevada.  The parties hereby consent to personal jurisdiction and venue in Nevada.

11.

Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

12.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.

Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

14.

Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable

15.

Termination of Agreement. If the Closing does not occur on or before April 30, 2019, or such other date mutually agreed to by the parties, the transactions contemplated hereby shall be terminated and this Agreement shall be of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Pubco:

Summit Networks, Inc.

Per:   /s/Riggs Cheung

Name: Riggs Cheung

Title: CEO

Purchaser:

Hang Dennis Cheung

/s/Hang Dennis Cheung

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